DERIVATIVES RISK MANAGEMENT PROGRAM SUPPORT SERVICES ADDENDUM

Amended January 28, 2025

Schedule A Funds

Adler Value Fund

Wavelength Fund Westwood Alternative Income Fund

Q3 All-Season Systematic Opportunities Fund

Q3 All-Season Tactical Fund

A-1